UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 3, 2010

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

685 Route 202/206, Bridgewater, New Jersey	08807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 541-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.     Costs Associated with Exit or Disposal Activities.

On December 3, 2010, Enzon Pharmaceuticals, Inc. (“Enzon”) implemented a workforce reduction plan pursuant to which Enzon will eliminate 33 positions, approximately 26% of its total work force, by April 15, 2011. Employees whose positions were eliminated were notified beginning on December 3, 2010. Affected employees are being offered severance packages, including severance payments, temporary healthcare coverage assistance and outplacement services.

In connection with the elimination of the positions in the workforce reduction plan, Enzon estimates incurring total charges of $2.8 million to $3.0 million. Substantially all of the charges are expected to represent cash expenditures. Enzon expects to make the last severance payment in the second quarter of 2012.

In January 2010, following the sale of Enzon’s specialty pharmaceutical business, comprised principally of its products and contract manufacturing segments, Enzon became a biopharmaceutical company dedicated to the discovery and development of innovative medicines for patients with cancer. In connection with this transition, senior management of Enzon, together with the Board of Directors, evaluated the company’s staffing and funding needs in light of its new operational requirements. The workforce reduction plan was implemented following this evaluation to reduce costs, increase efficiencies and align Enzon’s needs with the continuing operation of its business. Enzon will begin realizing expense savings during the first quarter of 2011, as employees begin departing. Once the workforce reduction is fully implemented, Enzon expects it will generate expense savings at the annual rate of approximately $5.3 million.

Enzon Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to the workforce reduction plan and the amount and expected timing of costs, expense savings and other charges related to these activities. These forward-looking statements are based on the current intent and expectations of the management of Enzon. These statements are not guarantees of future performance or actions and involve risks and uncertainties that are difficult to predict. Enzon’s actual performance and the timing and outcome of actions and events may differ materially from those expressed in or implied by the forward-looking statements because such statements are based on assumptions and projections relating to these activities that are inherently uncertain and may also be affected by risks such as: that the costs related to the workforce reduction plan may be higher than estimated; that the savings related to the workforce reduction plan may be lower than expected; and the other risks and uncertainties described in Enzon’s SEC reports filed under the Securities Exchange Act of 1934, including in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Except as required by law, Enzon undertakes no obligation to update any forward-looking or other statements in this report, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2010

By:	/s/ Andrew Rackear
Andrew Rackear
Vice President & General Counsel